Exhibit 1.2

Execution Version

JONES ENERGY HOLDINGS, LLC

JONES ENERGY FINANCE CORP.,

as Issuers

and

GSO SPECIAL SITUATIONS MASTER FUND LP

GSO ENERGY MARKET OPPORTUNITIES FUND LP

MTP ENERGY MASTER FUND LTD

MTP ENERGY OPPORTUNITIES FUND LLC

TRIANGLE PEAK PARTNERS II, LP

as Purchasers

9.25% SENIOR UNSECURED NOTES DUE 2023

NOTE PURCHASE AGREEMENT

Dated as of February 10, 2015

This Note Purchase Agreement (this “Agreement”), dated as of February 10, 2015, is among Jones Energy Holdings, LLC, a Delaware limited liability company (“JEH LLC”), and Jones Energy Finance Corp., a Delaware corporation (“Finance Corp” and, together with JEH LLC, the “Issuers”), and GSO Special Situations Master Fund LP, GSO Energy Market Opportunities Fund LP, MTP Energy Master Fund Ltd, MTP Energy Opportunities Fund LLC and Triangle Peak Partners II, LP, as purchasers (in such capacity, the “Purchasers”).  Certain terms used herein are defined in Section 20 hereof.

RECITALS:

WHEREAS, the Issuers desire to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Issuers, $250,000,000 aggregate principal amount of the Issuers’ 9.25% Senior Unsecured Notes due 2023 (the “Notes”), in each case, on the terms and subject to the conditions set forth herein;

WHEREAS, Jones Energy, Inc., a corporation organized under the laws of Delaware (the “Company”), is the direct or indirect owner of each of the Issuers, Nosley Assets, LLC, a Delaware limited liability company (“Nosley”) and Jones Energy, LLC, a Texas limited liability company (“Jones LLC”);  Nosley and Jones LLC are referred to herein collectively as the “Subsidiary Guarantors” and, together with the Company, the “Guarantors;” The Issuers and the Guarantors together are sometimes collectively referred to herein as the “JEH Parties;”

WHEREAS, the Notes will be issued pursuant to an indenture, in a form reasonably acceptable to the Issuers and the Purchasers with terms, negative covenants and affirmative covenants substantially in the form attached hereto as Annex B (the “Description of Notes”) (including such amendments as are required by The Depository Trust Company to make the Notes eligible for its book-entry delivery and depository services) and to be dated as of the Closing Date, among the Issuers, the Guarantors and the trustee named therein (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Issuers’ payment obligations under the Notes, including the due and punctual payment of interest thereon, will be unconditionally guaranteed (the “Guarantees,” and together with the Notes, the “Securities”), on an unsecured basis, by each of the Guarantors; and

WHEREAS, the Purchasers will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (as defined in Section 3), among the Issuers and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Issuers agree to file a registration statement with the Commission registering the exchange of the Notes for registered notes with terms substantially identical to the Notes (the “Exchange Notes”) and the Guarantees (the “Exchange Guarantees”, and together with the Exchange Notes, the “Exchange Securities”) or resale of the Notes under the Act.

NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained in this Agreement, the parties to this Agreement agree as follows:

1.                                      Representations and Warranties.  Each of the JEH Parties jointly and severally represents and warrants to, or acknowledges to, as applicable, as of the date hereof and the Closing Date, each Purchaser as follows.

(a)                                 None of the JEH Parties, any of their respective Affiliates, or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(b)                                 None of the JEH Parties, any of their respective Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the JEH Parties, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(c)                                  No registration under the Act of the Securities is required for the offer and sale of the Securities to the Purchasers in the manner contemplated herein.

(d)                                 None of the JEH Parties is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, each will not be, an “investment company” as defined in the Investment Company Act.

(e)                                  Each of the JEH Parties has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuers (except as contemplated in this Agreement).

(f)                                   None of the JEH Parties has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(g)                                  Each of the JEH Parties has been duly organized or incorporated and is validly existing as a limited liability company or corporation, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full limited liability company or corporate power and authority, as the case may be, to own or lease, as the case may be, and to operate its properties and conduct its business, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 1(n)).

(h)                                 The Company has an authorized capitalization as set forth in the Company SEC Documents; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as set forth in the Company SEC Documents, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to

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acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interests of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the Company owns approximately 25.4% of the issued and outstanding membership interests in JEH LLC (“JEH LLC Units”); such JEH LLC Units are not subject to any pre-emptive or similar rights; except as set forth in the Company SEC Documents, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any membership interests or other equity interest in JEH LLC, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any membership interests or other equity interests in JEH LLC, any such convertible or exchangeable securities or any such rights, warrants or options; the JEH LLC Units have been duly and validly authorized and issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, and limited to the extent set forth in JEH LLC’s organizational documents) and are owned by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as may exist pursuant to that certain Credit Agreement, dated as of December 31, 2009, among Jones Energy Holdings, LLC, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, and the lenders thereto, as amended through the date hereof (the “Credit Agreement”); and JEH LLC owns 100% of the outstanding shares of capital stock of Finance Corp (the “Finance Corp Shares”); such Finance Corp Shares are not subject to any pre-emptive or similar rights; except as described in the Company SEC Documents, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in Finance Corp, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interests of Finance Corp, any such convertible or exchangeable securities or any such rights, warrants or options; the Finance Corp Shares have been duly and validly authorized and issued, fully paid and non-assessable and are owned by JEH LLC, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as may exist pursuant to the Credit Agreement.

(i)                                     All the outstanding membership interests in each of the Subsidiary Guarantors are not subject to any pre-emptive or similar rights; except as described in the Company SEC Documents, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any membership interests or other equity interest in any of the Subsidiary Guarantors or any of their respective subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any membership interests or other equity interests in any of the Subsidiary Guarantors or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and all the outstanding membership interests or other equity interests in each of the Subsidiary Guarantors and each of their respective subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and Sections 101.206 and 101.613 of the Texas Business Organization Code, as

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applicable, and limited to the extent set forth in each entity’s organizational documents) and are owned directly or indirectly by JEH LLC, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as may exist pursuant to the Credit Agreement.

(j)                                    Each of the JEH Parties has full corporate or limited liability company right, power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Indenture, and in the case of the Issuers, the Notes and the Exchange Notes, and in the case of the Guarantors, the Guarantees and Exchange Guarantees (collectively, the “Transaction Documents”), and to perform its obligations hereunder and thereunder and all action required to be taken for due and proper authorization, execution and delivery and the consummation of the transactions has been validly taken.  Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the JEH Parties; the Indenture has been duly authorized by the JEH Parties and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the JEH Parties, will constitute a legal, valid, binding instrument enforceable against the JEH Parties in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities and Exchange Securities have been duly authorized and, with respect to the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers, will have been duly executed and delivered by the Issuers and will constitute the legal, valid and binding obligations of the Issuers entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and when the Notes have been duly issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers, the Guarantees will constitute the legal, valid and binding obligations of the Guarantors entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(k)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Registration Rights Agreement or in the Indenture, except (i) consents as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold, (ii) in the case of the Registration Rights Agreement, consents as will be obtained under the Act and the Trust Indenture Act and (iii) consents that have been, or prior to the Closing Date will be, obtained.

(l)                                     None of the execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture, the issuance and sale of the Securities, the issuance of the Exchange Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the JEH Parties or any of their respective subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of any of the JEH Parties or any of their respective subsidiaries; (ii) the

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terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the JEH Parties or any of their respective subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the JEH Parties or any of their respective subsidiaries or any of its or their properties except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)                             The historical combined financial statements included in the Company SEC Documents (including the related notes thereto) of the Company and its consolidated subsidiaries comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the statement of revenues and direct operating expenses of Sabine Mid-Continent LLC, a Delaware limited liability company, and its consolidated subsidiaries (collectively, “Sabine”) (including the related notes thereto) complies in all material respects with the applicable requirements of the Act and presents fairly in all material respects the results of operations related to such interests for the period specified; all such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included therein present fairly in all material respects the information required to be stated therein.

(n)                                 No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any JEH Party or any of their respective subsidiaries or its or their property is pending or, to the best knowledge of each JEH Party, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the JEH Parties and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth set forth in the Company SEC Documents.

(o)                                 The JEH Parties and their respective subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the JEH Parties and their respective subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the JEH Parties and their respective subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are created under or permitted by the Credit Agreement.

(p)                                 None of the JEH Parties or any of their respective subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents;

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(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such JEH Party or subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such JEH Party or subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)                                 PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company, JEH LLC and their respective subsidiaries, is an independent registered public accounting firm with respect to the Company, JEH LLC and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.  PricewaterhouseCoopers LLP, who has certified certain financial statements of Sabine is an independent registered public accounting firm with respect to the Company, JEH LLC and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(r)                                    On and immediately after the Closing Date, each of the JEH Parties (after giving effect to the issuance and sale of the Notes and the issuance of the Guarantees will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Notes and the issuance of the Guarantees as contemplated by this Agreement, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(s)                                   Cawley Gillespie & Associates, Inc. (“CGA”), who has prepared the reserve reports and estimates of proved reserves provided to the Purchasers, has represented to the Company and JEH LLC that they are, and the Company and JEH LLC believe them to be, independent reserve engineers with respect to the JEH Parties and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and as required by the Act.

(t)                                    The oil and natural gas proved reserve estimates of the Company, JEH LLC and their respective subsidiaries provided to the Purchasers are derived from reports that have been prepared by CGA, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves attributable to the Company, JEH LLC and their respective subsidiaries at

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the dates indicated therein and are prepared in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(u)                                 Each of the JEH Parties and their respective subsidiaries has good and defensible title to all of its oil and gas properties in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Company SEC Documents, (ii) such as are created under or permitted by the Credit Agreement, or (iii) such as do not materially interfere with the use of the properties of the JEH Parties and their respective subsidiaries taken as a whole; and all of the leases and subleases under which the JEH Parties or any of their respective subsidiaries holds or uses properties described in the Company SEC Documents are in full force and effect, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and none of the JEH Parties or any of their respective subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the JEH Parties or their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the JEH Parties or any respective subsidiary thereof to the continued possession or use of the leased or subleased premises, except for such claims that, if successfully asserted, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v)                                 The JEH Parties and their respective subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable the JEH Parties and their respective subsidiaries to conduct their respective businesses in the manner described in the Company SEC Documents, except for such rights-of-way the failure of which to obtain would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  The rights-of-way owned by the JEH Parties and their respective subsidiaries are subject only to such qualifications, reservations and encumbrances as may be set forth in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)                               The JEH Parties and their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the JEH Parties or their respective subsidiaries has received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

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(x)                                 There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(y)                                 Each of the JEH Parties has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in the Company SEC Documents and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in the Company SEC Documents.

(z)                                  Except as would not reasonably be expected to have a Material Adverse Effect, no labor problem or dispute with the employees of any of the JEH Parties or any of their respective subsidiaries exists or, to the knowledge of the JEH Parties, is threatened or imminent, and each of the JEH Parties is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers.

(aa)                          No Guarantor is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Issuers, from making any other distribution on such Guarantor’s capital stock or equity interests, from repaying to the Issuers any loans or advances to such Guarantor from the Issuers or from transferring any of such Guarantor’s property or assets to the Issuers or any other Guarantor of the Issuers, except as described in the Company SEC Documents.

(bb)                          The JEH Parties and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate to protect each of the JEH Parties and their respective subsidiaries and their respective businesses; all policies of insurance and fidelity or surety bonds insuring the JEH Parties or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the JEH Parties and their respective subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by any of the JEH Parties or any of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the JEH Parties or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; and none of the JEH Parties or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in the Company SEC Documents.

(cc)                            The JEH Parties and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to

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have a Material Adverse Effect; and except as described in the Company SEC Documents, none of the JEH Parties or any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(dd)                          The JEH Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Company SEC Documents, since the date of the latest audited financial statements included in the Company SEC Documents, there has been no material weakness identified in the internal control over financial reporting of the Company or JEH LLC.

(ee)                            The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ff)                              There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg)                            (i) The Company, JEH LLC and their respective subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, JEH LLC or their respective subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Company SEC

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Documents (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company, JEH LLC or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company, JEH LLC and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company, JEH LLC and their respective subsidiaries, and (c) none of the Company, JEH LLC or their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(hh)                          There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by or caused by the Company, JEH LLC or any of their respective subsidiaries (or, to the knowledge of the Company, JEH LLC or any of their respective subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company, JEH LLC or any of their respective subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company, JEH LLC or any of their respective subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law.  “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.  Except as set forth in the Company SEC Documents, none of the JEH Parties has received notice that it has been named as a “potentially responsible party” for a release of hazardous substances from a facility listed on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii)                                  Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, the trust forming part of each plan which is intended to be qualified under Section 401 of the Code is so qualified; none of the JEH Parties or any of their respective subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”)) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) and which cannot be terminated unilaterally by the JEH Parties or any of their respective subsidiaries without liability to the JEH Parties or any of their respective subsidiaries (other than liability for benefits accrued to the date of such termination pursuant to the terms of the plan); each pension plan and welfare plan (as defined in Section 3(3)

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of ERISA) established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and none of the JEH Parties or any of their respective subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA (other than contributions to  a pension plan subject to Title IV of ERISA or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) in the ordinary course and without default).

(jj)                                The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(kk)                          The operations of the JEH Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the JEH Parties or their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of each of the JEH Parties, threatened.

(ll)                                  Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; or (iii) any breach of any contractual obligation, or any violation of law with respect to the employment or compensation of employees by the JEH Parties or any of their respective subsidiaries.  Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; or (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any of the JEH Parties or any of their respective subsidiaries may have any liability.

(mm)                  Neither the Company nor any of its subsidiaries nor, to the knowledge of each of the JEH Parties, any director, officer, manager, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the

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U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(nn)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of each of the JEH Parties, any director, officer, manager, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(oo)                          Except as is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(pp)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of each of the JEH Parties, any director, officer, manager, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each JEH Party, their respective subsidiaries and, to the knowledge of each of the JEH Parties, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)                          Neither Issuer is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock.

(rr)                                The Issuers will use the proceeds of the Notes solely to repay borrowings under the Credit Agreement and to pay transaction costs incurred in connection therewith.

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(ss)                              Any certificate signed by any officer of the JEH Parties and delivered to the Purchasers or their counsel in connection with the offering of the Securities shall be deemed a representation and warranty by such JEH Party, as to matters covered thereby, to each Purchaser.

2.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 94.59% of the principal amount thereof, plus accrued interest, if any, from February 23, 2015 to the Closing Date, the principal amount of Securities set forth opposite such Purchaser’s name in Schedule I hereto.

3.                                      Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 23, 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Purchasers shall designate, which date and time may be postponed by agreement between the Purchasers and the Issuers (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Purchasers against payment by the several Purchasers of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to the account specified by the Issuers.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Purchasers shall otherwise instruct.

4.                                      Representations and Warranties of the Purchasers.  Each Purchaser represents and warrants, or acknowledges, as applicable, as of the date hereof and the Closing Date as follows:

(a)                                 Such Purchaser is (a) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (b) aware that the sale of the Notes to it is being made in reliance on a private placement exemption from registration under the Securities Act; and (c) acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act; provided, however, that by making such representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b)                                 Such Purchaser understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and will not be registered under the Securities Act and that such Notes may be offered, resold, pledged or otherwise transferred only (a) pursuant to an exemption from registration under the Securities Act, including the exemption provided by Rule 144 thereunder (if available), (b) pursuant to an effective registration statement under the Securities Act (which the Purchasers acknowledge the Issuers have no obligation to furnish), or (c) to the Issuers or one of their respective Subsidiaries, in each of cases (a) through (c) above in accordance with any applicable securities laws of any State of the United States, and that it will notify any subsequent Purchasers of Securities from it of the resale restrictions referred to above, as applicable.

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(c)                                  Such Purchaser (a) is able to fend for itself in the transactions contemplated by this Agreement, (b) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities and (c) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(d)                                 Such Purchaser acknowledges that (a) it has conducted its own investigation of the Issuers and the terms of the Securities, (b) it has had access to such financial and other information as it deems necessary to make its decision to purchase the Securities and that the information provided is the only information provided by the Issuers and (c) it has been offered the opportunity to ask questions of the Issuer and received answers thereto, as it deemed necessary in connection with the decision to purchase the Securities.  The foregoing, however, does not limit or modify the representations and warranties of the Issuers under this Agreement or the right of the Purchasers to rely in good faith thereon.

(e)                                  The Purchasers understand that the Issuers and their counsel will rely upon the truth and accuracy of the foregoing representations and acknowledgements.

5.                                      Agreements.  The JEH Parties jointly and severally agree with each Purchaser that:

(a)                                 None of the JEH Parties, their respective Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(b)                                 The JEH Parties will cooperate with the Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(c)                                  Each of the Securities will bear, to the extent applicable, the following legends:

(i)                                     Private Placement Legend:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER

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THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND SUCH OTHER INFORMATION SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

(ii)                                  Global Note Legend:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS

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GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(d)                                 The JEH Parties will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the JEH Parties to facilitate the sale or resale of the Securities.

(e)                                  The JEH Parties, jointly and severally, agree to pay the costs and expenses relating to the following matters:  (i) the preparation of the Indenture, the Registration Rights Agreement and the issuance of the Securities and the fees of the Trustee; (ii) the issuance and delivery of the Securities; (iii) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the fees and expenses of the accountants of the JEH Parties and the fees and expenses of counsel (including local and special counsel) for the JEH Parties; and (vi) all other costs and expenses incident to the performance by the JEH Parties of its obligations hereunder. Except as provided in this Section 5(e) and Section 8, the Purchasers shall pay their own expenses, including the fees and disbursements of their counsel; provided, however, that the JEH Parties agree to reimburse the Purchasers for up to $250,000 of reasonable, documented and out-of-pocket costs and expenses (allocated among the Purchasers in accordance with their respective Applicable Percentages).

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6.                                      Conditions to the Obligations of the Purchasers.  The obligations of the Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the JEH Parties contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the JEH Parties made in any certificates pursuant to the provisions hereof, to the performance by the JEH Parties of their respective obligations hereunder and to the following additional conditions:

(a)                                 The Issuers shall have requested and caused Baker Botts L.L.P., counsel for the Issuers, to furnish to the Purchasers its opinion, dated the Closing Date and addressed to the Purchasers, in form and substance satisfactory to the Purchasers, to the effect set forth in Annex C hereto.

(b)                                 The Issuers shall have furnished to the Purchasers a certificate of each of the JEH Parties, signed by (x) the Chairman of the Board, the President or Chief Executive Officer and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined this Agreement and that:

(i)                                     the representations and warranties of the JEH Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the JEH Parties has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)                                  since the date of the most recent financial statements provided to the Purchasers, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the JEH Parties and their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Company SEC Documents.

(c)                                  Subsequent to the date hereof, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the JEH Parties and their respective subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities.

(d)                                 The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(e)                                  Prior to the Closing Date, the JEH Parties shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

(f)                                   The transactions contemplated by the Purchase Agreement dated as of the date hereof among Jones Energy Finance Inc. and GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund Ltd., GSO Energy Market Opportunities Fund LP, MTP

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Energy Master Fund Ltd, MTP Energy Opportunities Fund LLC, and Triangle Peak Partners II, LP shall have been consummated substantially concurrently herewith.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Purchasers and their counsel, this Agreement and all obligations of the Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Purchasers.  Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Latham & Watkins LLP, counsel for the Purchasers, at 885 Third Avenue, New York, New York 10022 on the Closing Date.

7.                                      Reserved.

8.                                      Indemnification.

(a)                                 The Company agrees to indemnify each Purchaser and its Representatives and each person who controls any Purchasers within the meaning of the Securities Act or the Exchange Act (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty.

(b)                                 Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but

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shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrong doing by, the Indemnified Party.

9.                                      Termination.  This Agreement shall be subject to termination in the absolute discretion of the Purchasers, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading of any securities issued or guaranteed by any of the JEH Parties shall have been suspended on any exchange or in any over-the-counter market; (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Purchasers, impractical or inadvisable to proceed with the delivery of the Securities.

10.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the JEH Parties or their respective officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchasers or the JEH Parties or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

11.                               Notices.  Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return

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receipt requested, sent via facsimile (receipt confirmed) or electronic mail at the following addresses, facsimile numbers or electronic mail addresses (or at such other addresses, facsimile numbers or electronic mail addresses for a party as shall be specified by like notice) or otherwise delivered by hand or by messenger, as set forth in Schedule 11 hereto or in any such case to such other address, facsimile number, electronic mail address or telephone as either party may, from time to time, designate in a written notice given in a like manner.  If notice is provided by mail, it shall be deemed to be delivered three Business Days following delivery thereof, if notice is delivered via facsimile or electronic mail, it shall be deemed to be delivered upon receipt of electronic confirmation, and if notice is delivered by hand, messenger or overnight courier service, it shall be deemed to be delivered upon actual delivery.

12.                               Successors and Assigns.  All agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  Notwithstanding anything to the contrary contained herein, each of the Purchasers may assign its commitment to purchase the Securities hereunder in whole or in part to any direct or indirect subsidiary of such Purchaser or any of its affiliates and its affiliates’ limited partners and/or funds, entities and accounts managed or advised by its affiliates (any such transferee, a “Permitted Transferee” ) subject to such Permitted Transferee making the representations and warranties set forth in Section 4 and each such Permitted Transferee shall be entitled to the full benefit and be subject to the obligations of this Agreement as if such Person were a “Purchaser” hereunder.  This Agreement and the rights and obligations herein may not be assigned by the Issuers without the prior written consent of the Purchasers.

13.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the JEH Parties, or any of them, and the Purchasers, or any of them, with respect to the subject matter hereof.

14.                               Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.                               Waiver of Jury Trial.  The JEH Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.                               Waiver of Tax Confidentiality.  Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

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17.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

19.                               Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the JEH Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients

20.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Applicable Percentage” shall mean, with respect to each Purchaser, the amount, expressed as a percentage, equal to (a) the aggregate principal amount of the Securities, divided by (b) the principal amount of Securities set forth opposite such Purchaser’s name in Schedule I hereto.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Company SEC Documents” shall mean, collectively, the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and all other reports or proxy statements filed by the Company with the Commission since December 31, 2013 and prior to the date hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“organizational documents” shall mean (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited liability company, its articles of organization, certificate

21

of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (c) in the case of any other entity, the organizational and governing documents of such entity.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, advisors, subadvisors and other representatives of such Person.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

22

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the JEH Parties and the several Purchasers.

Very truly yours,

Jones Energy Holdings, LLC

By:	/s/ Jonny Jones
Name: Jonny Jones
Title: Chief Executive Officer

Jones Energy Finance Corp.

By:	/s/ Jonny Jones
Name: Jonny Jones
Title: Chief Executive Officer

Jones Energy, Inc.

By:	/s/ Jonny Jones
Name: Jonny Jones
Title: Chief Executive Officer

Nosley Assets, LLC

By:	/s/ Jonny Jones
Name: Jonny Jones
Title: Chief Executive Officer

Jones Energy, LLC

By:	/s/ Jonny Jones
Name: Jonny Jones
Title: Chief Executive Officer

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

GSO SPECIAL SITUATIONS MATER FUND LP
By: GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

GSO Energy Market Opportunities Fund LP
By: GSO Energy Market Opportunities Associates, LLC, as its General Partner

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MTP ENERGY MASTER FUND LTD.
By: MTP Energy Management LLC
Its: Investment manager
By: Magnetar Financial LLC, Sole Member

By:	/s/ Paul Smith
Name: Paul Smith, Chief Legal Officer

MTP ENERGY OPPORTUNITIES FUND LLC
By: MTP Energy Management LLC
Its: Investment manager
By: Magnetar Financial LLC
Its: Sole Member

By:	/s/ Paul Smith
Name: Paul Smith, Chief Legal Officer

Triangle Peak Partners II, LP
By: Triangle Peak Partners II General Partner, LLC,
General Partner of Triangle Peak Partners II, LP

By:	/s/ Michael C. Morgan
Name: Michael C. Morgan
Title: Managing Member

[Signature Page to Purchase Agreement]

SCHEDULE I

Purchasers	Principal Amount of Securities to be Purchased
GSO Special Situations Master Fund LP	83,333,000

GSO Energy Market Opportunities Fund LP	41,667,000

MTP Energy Master Fund Ltd.	102,500,000

MTP Energy Opportunities Fund LLC	18,333,000

Triangle Peak Partners II, LP	4,167,000

Total	U.S.$	250,000,000

ANNEX A

SIGNIFICANT SUBSIDIARIES

Jones Energy Holdings, LLC

Jones Energy Finance Corp.

Nosley Assets, LLC

Jones Energy, LLC

ANNEX B

FORM OF DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “Company” refers only to Jones Energy Holdings, LLC and not to any of its Subsidiaries, the term “Parent” refers only to Jones Energy, Inc. and not to any of its Subsidiaries, and the words “Finance Corp.” refer solely to Jones Energy Finance Corp. The term “Issuers” refers to the Company and Finance Corp., collectively.

The Issuers will issue the notes under an indenture to be dated as of the closing of this offering among themselves, the Guarantors and Wells Fargo Bank, National Association, as trustee, in a private transaction that is not subject to the registration requirements of the Securities Act of 1933 (the “Securities Act”). See “Transfer Restrictions.” The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture and the registration rights agreement referred to under “—Registration Rights; Release of Restricted Legends; Additional Interest”. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture. All references to “holders” in this description are to registered holders of the notes.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes will be:

•                  general unsecured obligations of the Issuers;

•                  pari passu in right of payment with all existing and future senior Indebtedness of either of the Issuers;

•                  senior in right of payment to any future subordinated Indebtedness of either of the Issuers; and

•                  unconditionally guaranteed by the Guarantors.

The Note Guarantees

Initially, the notes will be guaranteed by the Parent and all of the Company’s current Subsidiaries (other than Finance Corp. and two immaterial Subsidiaries).

Each Note Guarantee will be:

•                  a general unsecured obligation of the Guarantor;

•                  pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

•                  senior in right of payment to any future subordinated Indebtedness of that Guarantor.

The notes and the Note Guarantees will be effectively subordinated to all borrowings under the Credit Agreement, which is secured by substantially all of the assets of the Issuers and the Guarantors, and to any other future secured indebtedness that is permitted under the indenture. The notes and the Note Guarantees will be structurally subordinated to all indebtedness and other liabilities of future Subsidiaries of Parent or the Company that do not guarantee the notes. See “Risk Factors—Risks Related to the Notes—The notes and the guarantees will be unsecured obligations and will be effectively subordinated to all of our existing and future secured indebtedness and structurally subordinated to the existing and future indebtedness of any non-guarantor subsidiaries.”

As of the date of the indenture, all of the Company’s Subsidiaries will be “Restricted Subsidiaries.” In addition, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company may designate certain of its other Subsidiaries as “Unrestricted Subsidiaries.” The Company’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any Unrestricted Subsidiary, such Unrestricted Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company.

Principal, Maturity and Interest

The Issuers will issue $250,000,000 in aggregate principal amount of notes in this offering. The Issuers may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes in the future will be subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The initial notes and any additional notes subsequently issued under the indenture, and any exchange notes issued in exchange therefor, will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. The Issuers will issue the notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on March 15, 2023.

Interest on the notes will accrue at the rate of 9.25% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2015.  The Issuers will make each interest payment to the holders of record on the immediately preceding March 1 and September 1.

If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, and no additional interest will accrue as a result of such delayed payment.

Interest on the notes will accrue from the most recent interest date to which interest has been paid or, if no interest has been paid, from date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Company or the paying agent, the Issuers will pay all principal of, premium, if any, on, and interest on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the noteholders at their addresses set forth in the register of holders. In certain circumstances, additional interest may be payable under the registration rights agreement. All references in this description to “interest” shall include any such additional interest to the extent then payable.

Paying Agent and Registrar for the Notes

The trustee is acting as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the notes, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

Note Guarantees

Initially, the notes will be guaranteed by Parent and by each of the Company’s current Subsidiaries (except Finance Corp. and two immaterial Subsidiaries). In the future, additional Restricted Subsidiaries of the Company may be required to guarantee the notes under the circumstances described under “—Certain Covenants—Additional Note Guarantees.” The Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See “Risk Factors—Risks Related to the Notes.”

A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than with respect to a Subsidiary Guarantor, the Company or another Subsidiary Guarantor, unless:

(1)                                 immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2)                                 either:

(a)                                 the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee; or

(b)                                 with respect to a Subsidiary Guarantor, such transaction or series of transactions does not violate the “Asset Sales” provisions of the indenture.

The Note Guarantee of a Subsidiary Guarantor will be released:

(1)                                 in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sales” provisions of the indenture;

(2)                                 in connection with any sale or other disposition of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sales” provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)                                 if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4)                                 if no Default or Event of Default has occurred and is continuing, at such time as such Subsidiary Guarantor does not Guarantee any Indebtedness of the Company or any other Guarantor other than the Notes.

In addition, the Note Guarantees of all Guarantors will be released upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Optional Redemption

At any time prior to March 15, 2018, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon notice as provided in the indenture, at a redemption price equal to 109.25% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of the notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that:

(1)                                 at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)                                 the redemption occurs within 180 days after the date of the closing of such Equity Offering.

At any time prior to March 15, 2018, the Issuers may, on any one or more occasions, redeem all or a part of the notes, upon notice as provided in the indenture, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after March 15, 2018, the Issuers may on any one or more occasions redeem all or a part of the notes, upon notice as provided in the indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on March 15 of the years indicated below, subject to the rights of holders of the notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2018	106.9375%
2019	104.6250%
2020	102.3125%
2021 and thereafter	100.0000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Except pursuant to the preceding paragraphs and under “—Repurchase at the Option of Holders—Change of Control,” the notes will not be redeemable at the Issuers’ option prior to March 15, 2018.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law) unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail (or sent electronically if DTC is the recipient) at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may be subject to one or more conditions specified in the notice of redemption.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption without condition will become due on the date fixed for redemption. Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right, except as provided below, to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, the Issuers will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.

The Issuers will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

Promptly following the expiration of the Change of Control Offer, the Issuers will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Issuers will, on the Change of Control Purchase Date:

(1)                                 deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(2)                                 deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will announce to the holders of the notes the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable, except as described in the following paragraph. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption of all outstanding notes has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any publicly disclosed Change of Control, the Issuers have made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and have purchased all notes properly tendered in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained in the indenture, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Agreements governing the Issuers’ other Indebtedness may contain prohibitions of certain events, including events that would constitute a Change of Control. The exercise by the holders of the notes of their right to require the Issuers to repurchase the notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under the other indebtedness. Finally, the Company’s ability to pay cash to the holders of the notes upon a repurchase may be limited by the Company’s then existing financial resources. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control.”

In the event that holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer or Alternate Offer in lieu of the Company as described above) purchases all of the notes held by such holders, the Issuers will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment (or Alternate Offer price, in the case of an Alternate Offer) plus, to the extent not included in such payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by the Company or a Restricted Subsidiary and all other Asset Sales since the date of the 2022 Notes Indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)                                 any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;

(b)                                 with respect to any Asset Sale of oil and natural gas properties by the Company or any Restricted Subsidiary where the Company or such Restricted Subsidiary retains an interest in such property, the aggregate costs and expenses, expressed as a dollar amount, of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto which the transferee (or an Affiliate thereof) agrees to pay;

(c)                                  any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 30 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(d)                                 any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph; and

(e)                                  any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e), not to exceed an amount equal to 10% of the Company’s Adjusted Consolidated Net Tangible Assets (determined at the time of receipt of such Designated Non-cash Consideration), with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

(1)                                 to repay, repurchase or redeem any Indebtedness of the Company or a Restricted Subsidiary of the Company, other than Indebtedness that is subordinated to the notes or the Note Guarantees, or is owed to an Affiliate of the Company;

(2)                                 to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

(3)                                 to make capital expenditures in respect of the Company’s or any Restricted Subsidiaries’ Oil and Gas Business; or

(4)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

The requirement of clause (2) or (4) of the immediately preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any of its Restricted Subsidiaries with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this section will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to all holders of the notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the trustee, a method that most nearly approximates pro rata selection as the trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sales” provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Asset Sales” provisions of the indenture by virtue of such compliance.

Certain Covenants

Changes in Covenants if Notes Rated Investment Grade

If on any date following the date of the indenture:

(1)                                 the notes are rated Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and

(2)                                 no Default or Event of Default shall have occurred and be continuing,

then, upon the Company’s delivery of notice of such events to the trustee, the covenants specifically listed under the following captions in this offering circular will be suspended:

(1)                                 “—Repurchase at the Option of Holders—Asset Sales”;

(2)                                 “—Certain Covenants—Restricted Payments”;

(3)                                 “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)                                 “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)                                 “—Certain Covenants—Transactions with Affiliates”; and

(6)                                 clause (4) of the covenant described below under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”.

During any period that the foregoing covenants have been suspended (the “Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if subsequently the ratings assigned to the notes by both such rating agencies should be below Baa3 and BBB-, the foregoing covenants will be reinstituted as of and from the earliest date both such ratings were below investment grade. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been incurred or issued pursuant to clause (2) of the definition of “Permitted Debt.”

In addition, for purposes of the covenant described under “—Transactions with Affiliates,” all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into prior to the date of the indenture and permitted by clause (8) of such covenant, and for purposes of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the date of the indenture.

There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)                                 repurchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)                                 make any payment on or with respect to, or repurchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

(4)                                 make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)                                 no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)                                 the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of the 2022 Notes Indenture (excluding Restricted Payments permitted by clauses (2) through (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)                                     50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2014 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)                                  100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including Capital Stock of Persons, other than the Company or a Subsidiary of the Company, engaged primarily in the Oil and Gas Business or assets used in the Oil and Gas Business), in each case received by the Company since the date of the 2022 Notes Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and net cash proceeds received from an issuance or sale of such

Equity Interests to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

(iii)                               to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the date of the 2022 Notes Indenture is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale, liquidation or repayment (less any out-of-pocket costs incurred in connection with any such sale); plus

(iv)                              the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the date of the 2022 Notes Indenture of any such Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(v)                                 to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of the 2022 Notes Indenture is redesignated as a Restricted Subsidiary pursuant to the terms of the indenture or is merged or consolidated with or into, or transfers or otherwise disposes of all of substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary after the date of the 2022 Notes Indenture, the lesser of, as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation, (A) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the 2022 Notes Indenture; plus

(vi)                              any dividends or distributions received in cash by the Company or a Restricted Subsidiary of the Company after the date of the 2022 Notes Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

The preceding provisions will not prohibit:

(1)                                 the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (c)(ii) of the preceding paragraph and will not be considered to be net cash proceeds from an Equity Offering for purposes of the “Optional Redemption” provisions of the indenture;

(3)                                 the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)                                 the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)                                 repurchases of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the notes or a Note Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, to the extent required by the terms of such Indebtedness, but only if:

(a)                                 in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under the provisions described under “—Repurchase at the Option of Holders—Change of Control”; or

(b)                                 in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant under the heading “—Repurchase at the Option of Holders—Asset Sales”;

(6)                                 the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent, the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Parent, the Company or any of the Company’s Restricted Subsidiaries, or the redemption of any Equity Interests of the Company held by the Parent in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent held by any current or former officer, director or employee of the Parent, the Company or any of the Company’s Restricted Subsidiaries; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed, as of any date of determination, the sum of (a) $10.0 million plus (b) on each January 1 of each calendar year (beginning with January 1, 2015), an additional $2.5 million minus (c) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests under this item (6) from the date of the 2022 Notes Indenture to (and including) such date of determination;

(7)                                 the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests is made in lieu of or to satisfy withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(8)                                 so long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9)                                 payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(10)                          Permitted Payments to Parent;

(11)                          Permitted Tax Distributions; and

(12)                          so long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of the 2022 Notes Indenture not to exceed $50.0 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend or distribution, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts in excess of $10.0 million, by an officer of the Company and, in the case of amounts in excess of $40.0 million, by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock or Disqualified Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Preferred Stock or Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)                                 the incurrence by the Issuers and any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $750.0 million and (b) $400.0 million plus 35% of the Company’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

(2)                                 the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness or any Permitted Acquisition Indebtedness;

(3)                                 the incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the notes issued in this offering, any exchange notes issued in exchange therefor and the Note Guarantees;

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the

Company or any of its Restricted Subsidiaries, in an aggregate principal amount outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25.0 million and (b) 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence;

(5)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company, in each case that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5) or (11) of this paragraph;

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(b)                                 (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Preferred Stock; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)                                 any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)                                 the Guarantee by the Issuers or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)                          the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted

Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business; and

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (11), not to exceed the greater of (a) $75.0 million and (b) 5.0% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that Indebtedness under Credit Facilities outstanding on the date of the indenture after giving effect to the use of proceeds of this offering will be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or Preferred Stock or Disqualified Stock dividends or distributions, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness not secured by a Lien in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock or Disqualified Stock as Indebtedness due to a change in accounting principles, and the payment of dividends or distributions on Preferred Stock or Disqualified Stock in the form of additional securities of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this covenant; provided that the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

Liens

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (the “Initial Lien”) of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Note Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

Any Lien created for the benefit of the holders of the notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends, distributions or liquidating distributions before dividends, distributions or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;

(2)                                 make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3)                                 sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 agreements governing Existing Indebtedness and the Credit Agreement as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)                                 the indenture, the notes and the Note Guarantees;

(3)                                 agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions contained therein are not, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the Company, materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Note Guarantees or the Credit Agreement as in effect on the date of the indenture;

(4)                                 applicable law, rule, regulation or order;

(5)                                 any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)                                 customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case, entered into in the ordinary course of business;

(7)                                 purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)                                 any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)                          Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Certain Covenants—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)                          provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)                          encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;

(13)                          encumbrances or restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(14)                          customary encumbrances and restrictions contained in agreements of the types described in the definition of “Permitted Business Investments;”

(15)                          agreements governing Hedging Obligations incurred in the ordinary course of business; and

(16)                          any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments or accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Merger, Consolidation or Sale of Assets

Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)                                 either: (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2)                                 the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

(3)                                 immediately after such transaction, no Default or Event of Default exists;

(4)                                 in the case of a transaction involving the Company and not Finance Corp., immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(5)                                 such Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with the indenture.

Notwithstanding anything in the indenture to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the indenture) is a corporation, Finance Corp. may be merged into the Company or it may be dissolved and cease to be an Issuer.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to (1) any statutory conversion of the Company to a corporation or (2) any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and its Restricted Subsidiaries. Clause (4) of the first paragraph of this covenant will not apply to any merger or consolidation of the Company with or into one of its Restricted Subsidiaries solely for the purpose of reorganizing the Company in another jurisdiction.

Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with the foregoing in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture with the same effect as if such surviving Person had been named as such Issuer in the indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer will be relieved of all obligations and covenants under the indenture and the notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $5.0 million, unless:

(1)                                 the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)                                 the Company delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction or series of related Affiliated Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company, if any.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)                                 any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company in the ordinary course of business and payments pursuant thereto;

(2)                                 transactions between or among the Company and/or its Restricted Subsidiaries;

(3)                                 transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)                                 payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company;

(5)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)                                 Permitted Investments (other than under clauses (3), (9) or (13) of the definition thereof) and Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Certain Covenants—Restricted Payments;”

(7)                                 Permitted Payments to Parent and Permitted Tax Distributions;

(8)                                 transactions effected in accordance with the terms of the agreements of the Company or any Restricted Subsidiary described in this offering memorandum under the caption “Certain Relationships and Related Party Transactions,” as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced;

(9)                                 advances to or reimbursements of expenses incurred by employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business;

(10)                          transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company or any direct or indirect parent company of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company or any direct or indirect parent company of the Company, as the case may be, on any transaction with such other Person;

(11)                          in the case of contracts for exploring for, producing, marketing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms of the indenture (a) which are fair to the Company and its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and (b) with respect to which the Company has complied with clause (2) of the prior paragraph; and

(12)                          any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph.

Business Activities

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Finance Corp. may not incur Indebtedness unless (1) the Company is a co-issuer or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company, used to acquire outstanding debt securities issued by the Company or a Restricted Subsidiary or used to repay Indebtedness of the Company or a Restricted Subsidiary as permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Additional Note Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the date of the indenture that Guarantees any Indebtedness of the Company or any Subsidiary Guarantor, then that Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form specified in the indenture and delivering an opinion of counsel to the trustee within 30 days after the date that Subsidiary was acquired or created or on which it guaranteed such Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Certain Covenants—Restricted Payments” or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

The Parent and the Company will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any cash consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Parent will furnish to the trustee and holders of notes, within the time periods specified in the rule of the SEC with respect to such filings:

(1)                                 all quarterly and annual financial and other information with respect to the Parent and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports;

provided that the filing of the foregoing with the SEC for public availability on the SEC’s EDGAR system (or any successor) shall be deemed to satisfy the Parent’s delivery obligation with respect to the foregoing. The financial information required in clause (1) above shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

At any time that any of the Company’s subsidiaries are Unrestricted Subsidiaries, then the annual and quarterly financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company and the Guarantors shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on the notes;

(2)                                 default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)                                 failure by the Issuers to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)                                 failure by the Parent for 180 days after notice from the trustee or holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with the provisions described under “—Certain Covenants—Reports”;

(5)                                 failure by the Parent, the Issuers or any Restricted Subsidiary for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding to comply with any of their other agreements in the indenture;

(6)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent, the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent, the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a)                                 is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 10 business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7)                                 failure by the Parent, the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(8)                                 except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)                                 certain events of bankruptcy or insolvency described in the indenture with respect to the Parent, Finance Corp., the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Parent, the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on, and interest on, the notes.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of the notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)                                 such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)                                 holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)                                 such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)                                 the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                                 during such 60 day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, and no continuing Default or Event of Default exists, other than a payment default resulting solely from such acceleration.

The Issuers are required to deliver to the trustee annually an officers’ certificate regarding compliance with the indenture. Upon any officer of the Company or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Members

No director, officer, partner, employee, incorporator, manager, member or other owner of the Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

The Issuers may at any time, at the option of their respective Boards of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)                                 the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, on, or interest on, such notes when such payments are due from the trust referred to below;

(2)                                 the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the trustee under the indenture, and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)                                 the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and the obligations of the Guarantors released with respect to certain covenants (including the Company’s obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of an accounting, appraisal or investment banking firm of national standing, to pay the principal of, premium, if any, on, and interest on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date (provided that if such redemption is made as provided in the second paragraph under “—Optional Redemption,” (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined on such date);

(2)                                 in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)                                 the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non- consenting holder):

(1)                                 reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the redemption or repurchase of the notes (except provisions relating to minimum required notice of optional redemption or those provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)                                 reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)                                 waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any note payable in money other than that stated in the notes;

(6)                                 make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of the notes to receive payments of principal of, premium, if any, on, or interest on, the notes;

(7)                                 release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(8)                                 make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated notes in addition to or in place of certificated notes;

(3)                                 to provide for the assumption of the Issuers’ or a Guarantor’s obligations to holders of the notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Issuers’ or such Guarantor’s properties or assets, as applicable;

(4)                                 to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any holder, including to comply with requirements of the SEC or DTC in order to maintain the transferability of the notes pursuant to Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”);

(5)                                 to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)                                 to conform the text of the indenture, the notes or the Note Guarantees to any provision of this “Description of Notes;”

(7)                                 to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8)                                 to secure the notes or the Note Guarantees pursuant to the requirements of the covenant described above under the subheading “—Certain Covenants—Liens”;

(9)                                 to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the indenture; or

(10)                          to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the holders becomes effective, the Company will send to the holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be satisfied and discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)                                 either:

(a)                                 all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)                                 all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and either an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium, if any, on, or interest on, the notes to the date of Stated Maturity or redemption (provided that if such redemption is made as provided in the second paragraph under “—Optional Redemption,” (x) the amount of cash in U.S. dollars, non-callable Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date);

(2)                                 in respect of clause 1(b), no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing or securing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)                                 the Issuers have paid or caused to be paid all other sums payable by the Issuers under the indenture; and

(4)                                 the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture. Such bank is a lender under the Credit Agreement.

If the trustee becomes a creditor of either of the Issuers or any Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. In case an Event of Default has occurred and is continuing, the trustee is required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense.

Governing Law

The indenture, the notes and the Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Additional Information

Any prospective investor in this offering who receives this offering memorandum may obtain a copy of the indenture and the registration rights agreement without charge by writing to Jones Energy Holdings, LLC, 807 Las Cimas Parkway, Suite 350, Austin, Texas 78746, Attention: Chief Financial Officer.

Registration Rights; Release of Restricted Legends; Additional Interest

The Issuers, the Guarantors and the initial purchasers will enter into a registration rights agreement on or prior to the closing of this offering. The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as Holders of these notes. See “—Additional Information.”

Pursuant to the registration rights agreement, the Issuers and the Guarantors will agree that they will, subject to certain exceptions, use commercially reasonable efforts to file with the SEC and cause to become effective a registration statement (the “Exchange Offer Registration Statement”) relating to an offer to exchange the notes for an issue of SEC-registered notes with identical terms to the notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below), which we call “Exchange Notes.”

When the SEC declares the Exchange Offer Registration Statement effective, we will offer the Exchange Notes in return for the notes. The Exchange Offer will remain open for at least 20 business days after the date we mail notice of the Exchange Offer to noteholders. For each new note tendered to the Issuers pursuant to the Exchange Offer, the Issuers will issue to the Holder of such note an Exchange Note having a principal amount equal to that of the surrendered note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the new note surrendered in exchange therefor, or, if no interest has been paid on such note, from the date of its original issue.

Under existing SEC interpretations, the Exchange Notes will be freely transferable by Holders other than our affiliates after the Exchange Offer without further registration under the Securities Act if the Holder of the Exchange Notes makes the representations to us set forth in the second succeeding paragraph; provided, however, that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement for resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the Exchange Offer Registration Statement.

The registration rights agreement will require the Issuers and the Guarantors to allow Participating Broker-Dealers and other Persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following its effectiveness date (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

A Holder of notes (other than certain specified Holders) who wishes to exchange such notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an “Affiliate” of the Issuers, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In the event that applicable interpretations of the staff of the SEC do not permit the Issuers to effect the Exchange Offer or if, for any other reason, the Issuers do not complete the Exchange Offer within 360 days after the issuance of the notes, the Issuers will use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective for one year, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. The Issuers will, in the event of such a shelf registration, provide to each Person for whom such shelf registration statement was filed copies of a prospectus, notify each such Person when the shelf registration statement has become effective, and take certain other actions to permit resales of the notes. A Person selling such notes or Exchange Notes that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales, and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

The Issuers may require each Person requesting to be named as a selling security holder to furnish to them such information regarding the Person and the distribution of the notes or Exchange Notes by the Person as we may from time to time reasonably require for the inclusion of the Person in the Shelf Registration Statement, including requiring the Person to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. The Issuers may refuse to name any Person as a selling security holder that fails to provide them with such information.

If the Exchange Offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date 360 days after the issuance of the notes, the annual interest rate borne by the notes will be increased by 0.25% per annum for the first 90-day period and thereafter it will be increased by an additional 0.25% per annum for each 90-day period that elapses (“additional interest”); provided that the aggregate increase in such annual interest rate may in no event exceed 1.00%.

If we effect the Exchange Offer, we will be entitled to close the Exchange Offer 20 business days after it commences, provided that we have accepted all notes theretofore validly tendered in accordance with the terms of the Exchange Offer. Notes not tendered in the Exchange Offer shall bear interest at the rate set forth on the cover page of this offering memorandum and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

The summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“2022 Notes Indenture” means the Indenture, dated as of April 1, 2014, relating to the 6.75% Senior Notes due 2022 of the Issuers.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(1)                                 the sum of:

(a)                                 the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers as to proved reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other proved reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)                                     estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(ii)                                  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(iii)                               estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report, and

(iv)                              reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year-end reserve report) and estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(b)                                 the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available;

(c)                                  the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(d)                                 the greater of:

(i)                                     the net book value, and

(ii)                                  the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries),

in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the date of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (1)(d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in this clause (1), (2) the sum of:

(a)                                 minority interests,

(b)                                 any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(c)                                  the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(d)                                 the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full costs method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting. For the avoidance of doubt, “oil and gas reserves” shall include any reserves attributable to natural gas liquids.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note at any time, the greater of:

(1)                                 1.0% of the principal amount of the note; or

(2)                                 the excess of:

(a)                                 the present value at such time of (i) the redemption price of the note at March 15, 2018 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through March 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over

(b)                                 the principal amount of the note.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2)                                 the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                 any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25.0 million;

(2)                                 a disposition of assets between or among the Company and its Restricted Subsidiaries;

(3)                                 an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)                                 the sale, lease or other disposition of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5)                                 licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(6)                                 any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)                                 the granting of Liens not prohibited by the covenant described above under the caption “—Certain Covenants—Liens” and dispositions in connection with Permitted Liens;

(8)                                 the sale or other disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(9)                                 a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(10)                          sale or other disposition of Hydrocarbons or other mineral products in the ordinary course of business;

(11)                          an Asset Swap;

(12)                          dispositions of crude oil and natural gas properties; provided that at the time of any such disposition such properties do not have associated with them any proved reserves;

(13)                          any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(14)                          the abandonment, farmout, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business or which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(15)                          any sale or other disposition of Equity Interests in an Unrestricted Subsidiary; and

(16)                          the early termination or unwinding of any Hedging Obligations.

“Asset Sale Offer” has the meaning assigned to that term in the indenture.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” if then in effect.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

Notwithstanding the foregoing, for as long as the Parent is the managing member of the Company, references to the Board of Directors of the Company shall mean the Board of Directors of Parent.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the date of the indenture) that would have been classified as an operating lease pursuant to GAAP as in effect on the date of the indenture will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)                                 certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the United States, in each case having combined capital and surplus of at least $100.0 million and a short term deposit rating of no lower than “A2” or “P2” by S&P or Moody’s, respectively;

(4)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year from the date of creation thereof; and

(6)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                 the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like;

(4)                                 the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)), excluding the Qualifying Owners identified in clause (1) of the definition of Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent, measured by voting power rather than number of shares, units or the like, at a time when the Parent is the managing member of, or otherwise controls the management of, the Company; and

(5)                                 the occurrence of any other event that constitutes a Change of Control as defined in the Tax Receivable Agreement dated as of July 29, 2013 among Parent, the Company and the Members named therein, as in effect on the date of the indenture.

“Change of Control Offer” has the meaning assigned to that term in the indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits or Permitted Tax Distributions of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Permitted Tax Distributions was deducted in computing such Consolidated Net Income; plus

(3)                                 the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)                                 depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5)                                 if such Person accounts for its oil and natural gas operations using successful efforts or a similar method of accounting, consolidated exploration and abandonment expense of such Person and its Restricted Subsidiaries; minus

(6)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(7)                                 to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends or distributions; provided that:

(1)                                 any gain (losses) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any Sale and Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business or any gain (loss) upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(2)                                 the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)                                 the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4)                                 the cumulative effect of a change in accounting principles will be excluded;

(5)                                 unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including those resulting from the application of FASB ASC 815 will be excluded;

(6)                                 any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded;

(7)                                 any extraordinary or nonrecurring gains or losses, together with any related provision for taxes or Permitted Tax Distributions on such gains or losses will be excluded;

(8)                                 income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded;

(9)                                 all gains or deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness will be excluded;

(10)                          any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards will be excluded; and

(11)                          an amount equal to the Permitted Tax Distributions paid for such period will be excluded.

“Consolidated Net Working Capital” means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Agreement” means that certain Credit Agreement, dated as of December 31, 2009, as amended, by and among the Company and Wells Fargo Bank, N.A., as administrative agent and issuing bank, and certain financial institutions, as lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time following the indenture’s execution.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation and executed by the principal financial officer and one other officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such Capital Stock of such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Equity Offering” means a sale of Equity Interests of the Parent (other than Disqualified Stock and other than to a Subsidiary of the Parent) made for cash on a primary basis by the Parent after the date of the indenture, the proceeds of which are contributed to the Company.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $25.0 million or more and otherwise by an officer of the Company (unless otherwise provided in the indenture).

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification Topic No. 815, Derivatives and Hedging.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four- quarter period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period (except that in making such calculation, the amount of Indebtedness under any revolving Credit Facility outstanding on the Calculation Date will be deemed to be (i) the average daily balance of such Indebtedness during such four-quarter period or such shorter period for which such facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four-quarter period, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the Calculation Date, provided that such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility to the extent of any related commitment termination). For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the chief financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC) and that are set forth in an officers’ certificate signed by the chief financial or accounting officer that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the officers executing such officers’ certificate at the time of such execution and the factual basis on which such good faith belief is based.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)                                 the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments and (ii) write-off of deferred financing costs), but including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any series of Preferred Stock of its Restricted Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means the Parent and any Subsidiary of the Company that Guarantees the Notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any (a) Interest Rate Agreement and (b) Oil and Gas Hedging Contract.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of bankers’ acceptances;

(4)                                 representing Capital Lease Obligations; or

(5)                                 representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment). Subject to the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)                                 such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)                                 such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “Joint Venture General Partner”); and

(3)                                 there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person;

and then such Indebtedness shall be included in an amount not to exceed:

(a)                                 the lesser of (i) the net assets of the Joint Venture General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)                                 if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Fixed Charges to the extent actually paid by such Person or its Restricted Subsidiaries.

Notwithstanding the preceding, “Indebtedness” of a Person shall not include:

(1)                                 accrued expenses, royalties and trade payables;

(2)                                 any obligations under Interest Rate Agreements and Oil and Gas Hedging Contracts;

(3)                                 any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(4)                                 any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence;

(5)                                 in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(6)                                 any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

(7)                                 any obligation of such Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; and

(8)                                 any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates and is not for speculative purposes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Company dated as of July 26, 2013 as in effect on the date of the indenture.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of the “Asset Sales” provisions of the indenture), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable (including, for this purpose, any associated Permitted Tax Distributions) as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and

(2)                                 as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary), except for Customary Recourse Exceptions.

“Note Guarantee” means any Guarantee by a Guarantor of the Issuers’ Obligations under the indenture and the notes, as provided in the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, (ii) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from such interests or properties, (iii) any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons to be used, produced, processed or sold by the Company or any of its Restricted Subsidiary that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

(1)                                 immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(2)                                 immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil, natural gas, other Hydrocarbon properties or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, (ii) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral interests, processing agreements, farm in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements (including for limited liability companies) with third parties, and (iii) direct or indirect ownership interests or Investments in drilling rigs, fracturing units and other related equipment (including transportation equipment) or in Persons that own or provide such equipment.

“Permitted Investments” means:

(1)                                 any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” including pursuant to an Asset Swap;

(5)                                 any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent of the Company;

(6)                                 any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)                                 Investments represented by Hedging Obligations;

(8)                                 loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9)                                 repurchases of the notes;

(10)                          any Guarantee of Indebtedness of the Company or a Restricted Subsidiary permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(11)                          any Investment existing on, or made pursuant to binding commitments existing on, the date of the indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of the indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the indenture or (b) as otherwise permitted under the indenture;

(12)                          Investments acquired after the date of the indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets,” to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)                          Permitted Business Investments;

(14)                          receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(15)                          endorsements of negotiable instruments and documents in the ordinary course of business;

(16)                          any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(17)                          Guarantees of performance or other obligations (other than Indebtedness) of the Company or a Restricted Subsidiary arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business; and

(18)                          other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding that do not exceed the greater of (a) $75.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)                                 Liens securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)                                 Liens in favor of the Company or the Guarantors;

(3)                                 Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4)                                 Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)                                 Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness and any Permitted Refinancing Indebtedness permitted by such clause (4);

(7)                                 Liens existing on the date of the indenture (other than Liens described in another clause of this definition);

(8)                                 Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

(9)                                 Liens to secure any Indebtedness permitted to be incurred under the indenture that refinances or replaces Indebtedness that was secured under clauses (3), (4), or (7) (or any Lien replacing or extending the foregoing Liens); provided, however, that:

(a)                                 the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted

Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10)                          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(11)                          filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(12)                          bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13)                          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(14)                          Liens in respect of Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(15)                          Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(16)                          Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business; and

(17)                          Liens with respect to Indebtedness incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company that does not exceed in aggregate principal amount at any one time outstanding the greater of (a) $75.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)                                 payments to any parent companies of the Company (i) to pay reasonable accounting, legal, investment banking fees and administrative expenses (including director and officer insurance) of such parent companies when due and (ii) to pay fees and expenses (including franchise or similar taxes) required to maintain their corporate existence, customary salary, bonus and other benefits payable to directors, officers and employees of any direct parent of the Company and general corporate overhead expenses of any direct parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries; and

(2)                                 dividends or distributions paid to such parent companies, if applicable, in amounts equal to amounts required for such parent companies, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable), of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness, and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, that is (a) later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)                                 if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as applicable, on terms at least as favorable to the holders of the notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                 such Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Permitted Tax Distributions” means (1) for any calendar year or portion thereof during which the Company is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the members or partners of the Company, on or prior to each estimated tax payment date as well as each other applicable due date, in an amount not to exceed the product of (i) the total aggregate taxable income of the Company and its Subsidiaries which is allocable to its members or partners as a result of the operations or activities of the Company and its Subsidiaries during the relevant period, multiplied by (ii) the highest combined marginal federal, state and local income tax rates applicable to any member or partner of the Company (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their members or partners) and (2) without duplication, any other payment or distribution permitted by Section 4.4 of the LLC Agreement. For purposes of clause (i) above, the taxable income of the Company shall be determined by disregarding any adjustment to the taxable income of any member or partner of the Company that arises under Section 734(b) or Section 743(b) of the Code.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar Equity Interests (however designated) of such Person whether outstanding or issued after the date of the indenture.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Qualifying Owners” means, collectively, (1)(a) Metalmark Capital Partners (C) II, L.P., (b) any fund, investment account, or other investment vehicle managed by Metalmark Capital Management II LLC, (c) any Affiliate of Metalmark Capital Partners (C) II, L.P., a majority of whose outstanding Voting Securities are, directly or indirectly, held by Metalmark Capital Partners II GP, L.P., or any individuals that are Affiliates of Metalmark Capital Partners (C) II, L.P., (d) Jones Energy Management, LLC, and (e) any Affiliate of Jones Energy Management, LLC, a majority of whose outstanding Voting Securities are, directly or indirectly, held by Jones Energy Management, LLC and (2) the Parent and its Subsidiaries.

“Reporting Default” means a Default described in clause (4) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Except where expressly stated otherwise, all references to Restricted Subsidiaries refer to Restricted Subsidiaries of the Company.

“S&P” means Standard & Poor’s Ratings Services, and any successor to the ratings business thereof.

“Sale and Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any other Person providing for the sale by the Company or any of its Restricted Subsidiaries to such other Person of any real property or equipment, acquired or placed into service by the Company or any of its Restricted Subsidiaries prior to such arrangement, whereby such real property or equipment is concurrently leased back by the Company or any of its Restricted Subsidiaries from such other Person.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1- 02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of the Company.

“Treasury Rate” means, in respect of any redemption date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2018; provided, however, that if the period from the redemption date to March 15, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (1) calculate the Treasury Rate no later than the second (and no earlier than the fourth) business day preceding the applicable redemption date and (2) prior to such redemption date file with the trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means any other Subsidiary of the Company (excluding Finance Corp. but including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-Recourse Debt;

(2)                                 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                 is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                 has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to the Company or a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the managing membership interest or the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person, as applicable.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding aggregate amount of such Indebtedness or Disqualified Stock.

ANNEX C

FORM OF OPINION OF ISSUERS COUNSEL

(i)                                     Assuming (i) the accuracy of the representations and warranties of the Issuers, the Guarantors and the Purchasers set forth in the Agreement and (ii) the due performance and compliance by the Issuers, the Guarantors and the Purchasers of their respective covenants and agreements set forth in the Agreement, the offer, sale and delivery of the Securities to the Purchasers and in the manner contemplated by the Agreement, do not require registration under the Act, provided, however, that such counsel need not express any opinion as to any subsequent reoffer or resale of any of the Securities; and it is not necessary to qualify an indenture in respect thereof under the Trust Indenture Act.

(ii)                                  Each of the JEH Parties is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company” as defined in the Investment Company Act.

(iii)                               Each of the JEH Parties is validly existing as a limited liability company or corporation, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full limited liability company or corporate power and authority, as the case may be, to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Company SEC Documents, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(iv)                              The Company owns of record 25.4% of the issued and outstanding membership interests in JEH LLC (“JEH LLC Units”); the JEH LLC Units have been duly and validly authorized and issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, and limited to the extent set forth in JEH LLC’s organizational documents) and are owned by the Company, free and clear of any lien, charge, encumbrance or security interest (each, a “Lien”) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as the debtor is on file in the office of the Secretary of State of the State of Delaware, other than those Liens that may exist pursuant to that certain Credit Agreement, dated as of December 31, 2009, among Jones Energy Holdings, LLC, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner, and the lenders thereto, as amended through the date hereof (the “Credit Agreement”).

(v)                                 JEH LLC owns of record 100% of the outstanding shares of capital stock of Finance Corp (the “Finance Corp Shares”); the Finance Corp Shares have been duly and validly authorized and issued, fully paid and non-assessable and are owned by JEH LLC, free and clear of any Lien in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming JEH LLC as the debtor is on file in the office of the Secretary of State of the State of Delaware, other than those Liens that may exist pursuant to the Credit Agreement.

(vi)                              All the outstanding membership interests or other equity interests in each of the Subsidiary Guarantors and each of their respective subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and Sections 101.206 and 101.613 of the Texas Business Organization Code, as applicable, and limited to the extent set forth in each entity’s organizational documents) and are owned directly or indirectly by JEH LLC, free and clear of any Lien in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming JEH LLC as the debtor is on file in the office of the Secretary of State of the State of Delaware, other than those Liens that may exist pursuant to the Credit Agreement.

(vii)                           Each of the JEH Parties has all requisite corporate or limited liability company power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all corporate or limited liability company action required to be taken for the due and proper authorization, execution and delivery by the JEH Parties of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby has been validly taken.

(viii)                        None of the execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Indenture, the issuance and sale of the Securities, the issuance of the Exchange Securities, or the consummation of any other of the transactions herein or therein contemplated, will (A) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Filed Agreements, (B) constitute a violation of the provisions of the agreement of bylaws, limited partnership agreement, limited liability company agreement or other organizational documents of any of the JEH Parties; or (C) result in a violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law, the laws of the State of Texas or the federal laws of the United States of America applicable to any of the JEH Parties, except, in the case of clauses (A) and (C) above, for such breach, violation, or default that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and except with respect to clause (C), for federal or state securities laws or anti-fraud laws.

(ix)                              The Purchase Agreement has been duly authorized, executed and delivered by each of the JEH Parties party thereto.

(x)                                 The Registration Rights Agreement has been duly authorized, executed and delivered by each of the JEH Parties, and (assuming the due authorization, execution and delivery thereof by the Purchasers) is a valid and legally binding agreement of each of the JEH Parties, enforceable against each of them in accordance with its terms; provided that the enforceability thereof is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”);

(xi)                              The Indenture has been duly authorized, executed and delivered by each of the JEH Parties, and (assuming the due authorization, execution and delivery thereof by the Trustee) is a valid and legally binding agreement of each of the JEH Parties, enforceable against each of them in accordance with its terms; provided that the enforceability thereof is subject to the Enforceability Exceptions;

(xii)                           The Notes have been duly authorized and validly executed by each of the Issuers. When the Notes have been duly authenticated by the Trustee in the manner provided for in the Indenture and delivered to and paid for by the Purchasers under this Agreement, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, will constitute the legal, valid and binding obligations of the Issuers, enforceable against them in accordance with their respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(xiii)                        The Guarantees have been duly authorized by each of the Guarantors.  When the Notes have been duly issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers under this Agreement, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Guarantees will constitute the legal, valid and binding obligations of the Guarantors enforceable against them in accordance with their respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(xiv)                       The Exchange Notes, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement and the Indenture, and assuming the due authorization, execution and delivery of (A) the Indenture by the Trustee and (B) the Registration Rights Agreement by the Purchasers, will be duly and validly issued and outstanding and will constitute the legal, valid and binding obligations of the Issuers, enforceable against them in accordance with their respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(xv)                          The Exchange Guarantees have been duly authorized by each of the Guarantors.  When the Exchange Notes have been duly issued and authenticated in accordance with the provisions of the Indenture and delivered as provided in the Registration Rights Agreement and the Indenture, and assuming the due authorization, execution and delivery of (A) the Indenture by the Trustee and (B) the Registration Rights Agreement by the Purchasers, the Exchange Guarantees will constitute the legal, valid and binding obligations of the Guarantors enforceable against them in accordance with their respective terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

(xvi)                       No consent, approval, authorization, filing with or order of any Delaware, Texas, New York or federal court or governmental agency or body having jurisdiction over any of the JEH Parties under the Delaware General Corporation Law, the Delaware LLC Act, the laws of the State of Texas, the laws of the State of New York or federal law is required in connection with the due execution and delivery of this Agreement, the Registration Rights Agreement or the Indenture or the issuance and sale of the Securities by the Issuers and the Guarantors and the performance by the Issuers and the Guarantors of their respective obligations thereunder, subject to the Enforceability Exceptions, except (i) such as may be required under applicable states securities or “Blue Sky” laws, as to which we express no opinion, (ii) with respect to the Exchange Securities, as may be required under the Securities Act and applicable state securities or “Blue Sky” laws as contemplated by the Registration Rights Agreement, as to which we express no opinion, (iii) with respect to the Trustee and the Indenture in respect of the Exchange Securities, as may be required under the Trust Indenture Act, as to which we express no opinion or (iv) for such consents that have been obtained or made.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Company and the Issuers and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law, the laws of the State of New York, the Texas Limited Liability Company Act, the Delaware General Corporation Law and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the JEH Parties and each of their respective subsidiaries, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Purchasers), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the members of JEH Parties may be subject; and (vi) with respect to the opinions expressed in paragraphs (vi), (vii) and (viii) relating to the existence of any lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming any of the JEH Parties as debtor.